Exhibit 24.1



                                Power of Attorney

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valerie L. Cover his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign the 1999 annual report on Form 10-K of United Australia/Pacific, Inc., a Colorado corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission"), and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; granting unto said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, whereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done on behalf of the Company by virtue hereof.


By:  /S/ Gene W. Schneider
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Gene W. Schneider                                    March 27, 2000
Chairman of the Board



By:  /S/ Michael T. Fries
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Michael T. Fries                                     March 27, 2000
Director, President and
  Chief Executive Officer